Exhibit 10.42

AMENDMENT NO. 1 TO 10% CONVERTIBLE PROMISSORY
NOTE OF CANNASYS

THIS AMENDMENT NO. 1 TO 10% CONVERTIBLE PROMISSORY NOTE OF CANNASYS ("Amendment No.1"), is entered into on May 23, 2016 ("Effective Date"), by and between CANNASYS, INC., a Nevada corporation ("CANNASYS"), and TANGIERS INVESTMENT GROUP, LLC, a Delaware limited liability company ("TANGIERS") to amend the 10% Convertible Promissory Note issued by CANNASYS to TANGIERS on November 18, 2015, in the original principal amount of $60,000, (together with the exhibits to the note and the transfer agent letter, the "Note").

Recitals

CANNASYS and TANGIERS desire to amend the Note and each have agreed to execute and deliver this Amendment No. 1 on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, upon the foregoing recitals, which are incorporated herein by reference, and for and in consideration of the mutual covenants and conditions in this Amendment No. 1 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Note. The Note is hereby amended to incorporate the following additional terms:

(a) Introductory Paragraphs.  CANNASYS may prepay the outstanding principal balance and accrued interest under the Note in full by paying $100,000 to TANGIERS on or before June 11, 2016.

(b) Section 1(a).

(i) TANGIERS shall not submit a Conversion Notice to CANNASYS prior to June 10, 2016.

(ii) Notwithstanding anything to the contrary stated in subsection 1(b)(i) above, TANGIERS may exercise its conversion right in accordance with the terms of the Note, as amended, if:

(A) the closing trading price for CANNASYS common stock is lower than $0.05 for three consecutive trading days between the Effective Date and June 10, 2016; or

(B) any holder of a CANNASYS convertible note that is not able to effect a conversion prior to the Effective Date effects a conversion between the Effective Date and June 10, 2016.

(c) Section 1(h).  Neither Tangiers nor any affiliate of Tangiers acting on its behalf or pursuant to any understanding with it will execute any "short sales" (as defined in Rule 200 of Regulation SHO under the Exchange Act) during the period from the Effective Date through June 10, 2016.

2. Stock Grant. In exchange for TANGIERS' forbearances set forth above, CANNASYS agrees to issue 100,000 restricted shares of its common stock to TANGIERS, and TANGIERS accepts these shares as full and completed consideration for its forbearances.  The issuance of the restricted shares of common stock of CANNASYS will be issued under an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering, and exemptions from registration requirements under applicable state laws. TANGIERS acknowledges that it is an "accredited investor" as defined under Rule 501 of Regulation D of the Securities Act.

3. General.

(a) Except as amended hereby, the Note shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Note or any other instrument or document executed in connection therewith, or in any certificate, letter, or communication issued or made pursuant to, or respecting, the Note, any reference in any of such items to the Note  being sufficient to refer to the Note, as amended.

(b) Any terms capitalized but not otherwise defined herein shall have the meanings set forth in the Note.

(c) This Amendment No. 1 shall be construed in accordance with the laws of the state of California without regard to conflict of laws rules that would result in the application of the substantive laws of another jurisdiction.

(d) The parties may deliver this Amendment No. 1 by fax or email and may execute it in counterparts, each of which will be an original and both of which will constitute the same instrument. An electronically-stored copy or photocopy of the original, executed Amendment No. 1 will be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date set forth above.

CANNASYS, INC.		TANGIERS INVESTMENT GROUP, LLC

By:	/s/ Michael A. Tew	/s/ Michael Sobeck
Name:	Michael A. Tew	Michael Sobeck
Title:	CEO	Managing Member